UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

☒	Definitive Information Statement

ACCELERATED ACQUISITIONS V, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ACCELERATED ACQUISITIONS V, INC.
12720 Hillcrest Road, Suite 1045
Dallas, Texas  75230

NOTICE OF ACTION BY WRITTEN CONSENT

To the Stockholders of Accelerated Acquisitions V, Inc.

This Notice and the accompanying Information Statement are being furnished on or about August 5, 2011 by the Board of Directors (the "Board") of Accelerated Acquisitions V, Inc., a Delaware corporation (the "Company"), to the holders of record of the Company's outstanding common stock, par value $0.0001 per share (the "Common Stock"), as of the close of business on August 1, 2011 (the "Record Date"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The purpose of this Information Statement is to inform holders of record of Common Stock as of the Record Date of action taken by  Richard Aland and Donald Kelly, the Company’s executive officers and directors (the “Majority Stockholders”), the holders of approximately 89.5% of the outstanding Common Stock, par value $0.0001 per share, of the Company, approving, by written consent dated August 2, 2011, an amendment  to the Restated Certificate of Incorporation,  (the "Certificate of Incorporation"), changing the name to Demand Pooling, Inc.  A name change to Demand Pooling, Inc. will be more descriptive of the Company’s web-based platform that automates the business process in facilitating demand aggregation of capital assets and commodities.  The Board has previously approved the change of name Amendment (the “Change of Name Amendment”).

The attached Information Statement describes the stockholder action by written consent approving the Company’s name change, which stockholder action was taken pursuant to Section 228 of the Delaware General Corporation Law (the "DGCL"), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. No action is required by you. The Information Statement is being furnished to stockholders of record of the Company as of the Record Date pursuant to Section 14(c) of the Exchange Act, and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. Please read the accompanying Information Statement carefully. In accordance with Rule 14c-2 under the Exchange Act, the Amendment changing the name of the Company would be expected to become effective 20 calendar days following the mailing of the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

August 5, 2011	By Order of the Board of Directors,

/s/ Richard Aland

Richard Aland
Chairman and Chief Executive Officer

ACCELERATED ACQUISITIONS V, INC.
12720 Hillcrest Road, Suite 1045
Dallas, Texas  75230

INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE ALREADY BEEN
APPROVED BY OUR MAJORITY STOCKHOLDERS.

A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

GENERAL

This Information Statement is being furnished to the stockholders of Accelerated Acquisitions V, Inc. a Delaware corporation (the "Company"), in connection with action taken by Richard Aland and Donald Kelly, the Company’s executive and directors (the "Majority Stockholders"), the holders of approximately 89.5% of the outstanding Common Stock, par value $0.0001 per share, (the "Common Stock") of the Company, approving, by written consent dated August 2, 2011, an amendment  to the Certificate of Incorporation, (the "Certificate of Incorporation") to change the name of the Company to Demand Pooling, Inc.  The Board has previously approved and recommended to the stockholders of the Company that they approve the Change of Name Amendment.

The form of the Amendment is attached as Exhibit A.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to holders of record of our common stock entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent. This Information Statement is for informational purposes only, and you need not take any further action in connection with this Information Statement.

This Information Statement is being mailed on or about August 5, 2011, to our stockholders of record as of August 1, 2011 (the "Record Date"). Under federal law governing the taking of stockholder action by written consent, stockholder approval of the above actions will be deemed effective 20 days after the mailing of this Information Statement to our stockholders.

Our principal executive offices are located at 12720 Hillcrest Road, Suite 1045, Dallas Texas 75230, and our telephone number is (972) 388-1973.

THE ACTION  BY WRITTEN CONSENT

On August 2, 2011, we received the written consent in lieu of a meeting of stockholders from the Majority Stockholders, which hold approximately 89.5% of the Common Stock, of the Company, approving the Change of Name Amendment. No payment was made to any person or entity in consideration of their executing the Written Consent.

VOTING AND VOTE REQUIREMENT

We are not seeking consent, authorizations or proxies from you. Section 228 of the Delaware General Corporation Law ("DGCL") provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of the outstanding voting power of the shares of our Common Stock present and voting on the matter at a meeting was required to approve the Change of Name Amendment.

As of the close of business of the Record Date, we had 31,155,535 shares of Common Stock outstanding and entitled to vote on the matters acted upon in the Written Consent. Each share of Common Stock outstanding as of the close of business on the Record Date was entitled to one vote. On the Record Date, the Majority Stockholders, representing approximately 89.5% of our Common Stock, approved the Change of Name Amendment by Written Consent.

ACCORDINGLY, THE ACTION BY WRITTEN CONSENT EXECUTED BY THE MAJORITY STOCKHOLDER ON THE RECORD DATE PURSUANT TO SECTION 228 IS SUFFICIENT TO APPROVE THE CHANGE OF NAME AMENDMENT AND REQUIRES NO FURTHER STOCKHOLDER ACTION.

NOTICE PURSUANT TO SECTION 228 OF THE DGCL

Pursuant to Section 228 of the DGCL, we are required to provide notice of taking a corporate action by written consent to the Company's stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

DISSENTERS RIGHTS OF APPRAISAL

The DGCL does not provide dissenters' rights of appraisal to the Company's stockholders in connection with the matters approved by the Written Consent.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
AND NO STOCKHOLDER MEETING WILL BE HELD TO
CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

Please read this Information Statement carefully. It describes the essential terms of, and contains certain information concerning matters approved by the Written Consent. Additional information about the Company is contained in its periodic and current reports filed with the SEC. These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549-1004. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC's EDGAR archives at http://www.sec.gov.

DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

The Company's authorized capital consists of 100,000,000 shares of Common Stock, par value $.0001 per share. As of the Record Date, the Company had 31,155,535 shares of Common Stock outstanding.

Holders of the Company's Common Stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the Company's assets available for distribution to stockholders upon liquidation, dissolution or winding up of the Company's affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings. The Common Stock does not have cumulative voting rights.

STOCK OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL HOLDERS

Name and Address	Number of Shares (1)	Percentage Owned

Owners of more than five percent (5%) of outstanding shares:

Accelerated Venture Partners, LLC (2)
1840 Gateway Drive, Suite 200
Foster City CA, 94404	3,020,240	9.7%

Officers and Directors :

Richard Aland
12720 Hillcrest Road, Suite 1045
Dallas, Texas 75230	23,771,138	76.3%

Donald Kelly
12720 Hillcrest Road, Suite 1045
Dallas, Texas 75230	4,108,907	13.2%

All officers and directors as a group (2 persons)	27,880,045	89.5%

(1)  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)  Timothy J. Neher has voting and dispositive control over the shares held by Accelerated Venture Partners, LLC.

Purposes of the Change in Corporate Name

The Board of Directors believes that changing the name of the Company from Accelerated Acquisitions V, Inc. to Demand Pooling, Inc. will substantially improve the Company’s business as a whole.  A corporate name change to Demand Pooling, Inc. will be more descriptive of the Company’s web-based platform that automates the business process for facilitating demand aggregation of capital assets and commodities, our principal business focus.

The voting and other rights that accompany our Common Stock will not be affected by the change in our corporate name.  Stockholders will not be required to have new stock certificates reflecting the name change.  New stock certificates will be issued in due course as old certificates are tendered to our transfer agent.  The proposed name change will not have any material affect on our business, operations, reporting requirements or stock price.

As of even date herewith, the stockholders holding a majority of the voting power of the Company took action by written consent approving this action.  We intend to file, as soon as practicable, on or after the twentieth (20th) day after this information statement is sent to our stockholders, an amendment to our Articles of Incorporation effectuating the corporate name change from Accelerated Acquisitions V, Inc. to Demand Pooling, Inc.  A copy of the amendment is attached hereto as Exhibit A.

MAILING COSTS

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to stockholders of record of the Company's Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

The Company is in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office of the SEC located at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.govwhich contains the Information Statement and other reports, regarding issuers that file electronically with the SEC.

Documents described above are available through the SEC as set forth above or from the Company without charge. You may obtain such documents by requesting them in writing or by telephone from the Company as follows:

Accelerated Acquisitions V, Inc.
12720 Hillcrest Road, Suite 1045
Dallas, Texas  75230
(972) 388-1973

August 5, 2011	By Order of the Board of Directors,

/s/ Richard Aland

Richard Aland
Chairman and Chief Executive Officer

EXHIBIT “A”

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
ACCELERATED ACQUISITIONS V, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

ACCELERATED ACQUISITIONS V, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The Board of Directors of Accelerated Acquisitions V, Inc. (hereinafter called the "Corporation"), acting at a meeting on May 26, 2010, adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") set forth below, (b) declaring said amendment to be advisable and in the best interests of the Corporation and (c) recommending to the Corporation's stockholders that they approve said amendment.

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The Certificate of Incorporation is hereby amended by deleting Section 4 of the Certificate of Incorporation in its entirety and replacing it with the following:

“First:  The name of this corporation is Demand Pooling, Inc.”

FOURTH: Holders of at least a majority of the outstanding shares of Common Stock, acting by written consent on August 2, 2011, duly approved the amendment to the Certificate of Incorporation contained herein.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned this 26th day of August, 2011.

/s/ Richard Aland

Richard Aland
Chairman and Chief Executive Officer